EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

I, Phillip E. Becker,  President and Chief Executive Officer and H. Stewart Fitz Gibbon III, Executive Vice President and Chief Financial Officer, of Wayne Savings Bancshares, Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. section 1350, that:.

(1)
The Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2008 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 11, 2008	/s/ Phillip E. Becker
Date	Phillip E. Becker
President and Chief Executive Officer

August 11, 2008	/s/ H. Stewart Fitz Gibbon III
Date	H. Stewart Fitz Gibbon III
Executive Vice President and
Chief Financial Officer